Exhibit 99.4

August 21, 2015

Dear INSERT,

As a valued Steiner [business partner / customer], I am pleased to share some exciting news about our company. This morning, we announced that Steiner has signed a definitive agreement to be acquired by an affiliate of Catterton, the leading consumer-focused private equity firm. A copy of the press release we issued is attached.

We are confident this transaction will position us for greater success and enable us to improve our role as a global provider and innovator in beauty, wellness and education. Catterton has an outstanding track record of working collaboratively with companies and their management teams to support their rapid growth and expansion, having invested in businesses in the beauty, health and wellness space such as Cover FX, StriVectin, Frederic Fekkai, CorePower Yoga and Pure Barre, as well as other successful consumer concepts such as Restoration Hardware, Outback Steakhouse and Build-A-Bear Workshop. Catterton understands and values the strength of our brands and services, and knows what it takes to maintain and grow a brand and take businesses to the next level.

The transaction is expected to close in the fourth quarter of 2015 or early in 2016, at which point Steiner will be a privately owned company and will no longer be traded on NASDAQ. Our management team will continue to run the business and your point of contact at Steiner will remain the same. In general, today’s announcement should have little to no effect on day-to-day responsibilities or how we conduct business. In fact, with the support of a leading consumer investor, we only expect to get better at what we do.

We look forward to continuing our relationship with you and offering the best products and unique spa experiences our customers have come to expect from us. Thanks to your continued support and confidence, Steiner has grown into a leader in our industry, and we look forward to building on that leadership moving forward.

If you have any questions, please don’t hesitate to contact me directly.

Sincerely,

Leonard Fluxman

President and CEO of Steiner

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Catterton Partners and its affiliates. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at http://www.steinerleisure.com or by directing a request to: Steiner Leisure Limited, c/o Steiner Management Services, 770 S. Dixie Highway, Coral Gables, Florida 33146, Attn: Investor Relations, (305) 284-1417.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on April 30, 2015, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-Looking Statements

Any statements in this communication about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward- looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.